Exhibit 3.1

Amendment to Amended and Restated Bylaws of West Coast Bancorp

(effective as of September 25, 2012)

6.7.	OBCA 60.804 Opt-Out. Pursuant to Section 60.804(1) of the Oregon Business Corporation Act, Sections 60.801 to 60.816 of such Act shall not apply to acquisitions of the Company’s voting shares.